UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2018

Date of Report (Date of earliest event reported)

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Agreement.

On September 21, 2018, Splunk Inc. (the “Company”) completed its previously announced private offering of $1.27 billion aggregate principal amount of 0.50% Convertible Senior Notes due 2023 (the “2023 Notes”), including the exercise in full by the initial purchasers of the 2023 Notes of their option to purchase up to an additional $165.0 million principal amount of 2023 Notes, and $862.5 million aggregate principal amount of 1.125% Convertible Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes”), including the exercise in full by the initial purchasers of the 2025 Notes of their option to purchase up to an additional $112.5 million principal amount of 2025 Notes. The Notes are general senior, unsecured obligations of the Company. The Notes were issued pursuant to separate indentures, each dated September 21, 2018 (each an “Indenture” and together, the “Indentures”), and each between the Company and U.S. Bank National Association, as trustee.

The 2023 Notes will mature on September 15, 2023, and the 2025 Notes will mature on September 15, 2025, in each case unless earlier redeemed, repurchased or converted. The 2023 Notes will bear interest from September 21, 2018 at a rate of 0.50% per year and the 2025 Notes will bear interest from September 21, 2018 at a rate of 1.125% per year, in each case payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2019. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding June 15, 2023, in the case of the 2023 Notes, or June 15, 2025, in the case of the 2025 Notes, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on January 31, 2019 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the relevant series of Notes on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price (as defined in each Indenture) per $1,000 principal amount of the relevant series of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate for the relevant series of Notes on each such trading day; (3) if the Company calls the relevant series of Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; and (4) upon the occurrence of specified corporate events as set forth in the relevant Indenture. On or after June 15, 2023, in the case of the 2023 Notes, and on or after June 15, 2025, in the case of the 2025 Notes, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the relevant series of Notes may convert all or any portion of their Notes of such series, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the relevant Indenture. The conversion rate for each series of Notes will initially be 6.7433 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $148.30 per share of Common Stock. The initial conversion price of each series of Notes represents a premium of approximately 27.5% to the $116.31 per share closing price of Common Stock on September 18, 2018. The conversion rate for each series of Notes is subject to adjustment under certain circumstances in accordance with the terms of the relevant Indenture. In addition, following certain corporate events that occur prior to the relevant maturity date of a series of Notes or if the Company delivers a notice of redemption in respect of a series of Notes, the Company will, in certain circumstances, increase the conversion rate of the relevant series of Notes for a holder who elects to convert its Notes of the applicable series in connection with such a corporate event or notice of redemption, as the case may be.

The Company may not redeem the 2023 Notes prior to September 20, 2021, and the Company may not redeem the 2025 Notes prior to September 20, 2022. The Company may redeem for cash all or any portion of the 2023 Notes, at its option, on or after September 20, 2021, and the Company may redeem for cash all or any portion of the 2025 Notes, at its option, on or after September 20, 2022, in each case if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price for the relevant series of Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the relevant series of Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the relevant redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in each Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes of the relevant series at a fundamental change repurchase price equal to 100% of the principal amount of the relevant series of Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Each Indenture includes customary covenants and sets forth certain events of default after which the relevant series of Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which such Notes become automatically due and payable. The following events are considered “events of default” under each of the Indentures:

•                  default for 30 days in the payment when due of interest on the Notes of such series;

•                  default in the payment of principal of any Note of such series when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•                  failure by the Company to comply with its obligation to convert the Notes of such series in accordance with the relevant Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

•                  failure by the Company to give a fundamental change notice, notice of a make-whole fundamental change or notice of certain specified corporate events, and such failure continues for one business day;

•                  failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•                  failure by the Company to comply with any of the other agreements in the relevant Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of such series of Notes then outstanding;

•                  default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75,000,000 (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable  (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or, after the expiration of any applicable grace period, is not rescinded or annulled or cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of such series of Notes then outstanding in accordance with the relevant Indenture; and

•                  certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes of the relevant series shall automatically become due and payable. If an event of default with respect to a series of Notes, other than certain bankruptcy and insolvency-related events of default, occurs and is continuing, the trustee by notice to the Company or the holders of at least 25% in principal amount of the outstanding Notes of such series by notice to the Company and the trustee, may declare the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes of such series to be due and payable. Notwithstanding the foregoing, each Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the relevant Indenture will, for the first 365 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

Each Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the relevant series of Notes and the relevant Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the relevant Indenture.

A copy of each Indenture (including the form of the 2023 Notes and 2025 Notes) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $2.10 billion, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $274.3 million of the net proceeds to pay the cost of the capped call transactions described below. The Company intends to use the remainder of the net proceeds for working capital or other general corporate purposes. The Company may also use a portion of the net proceeds to acquire or invest in complementary businesses, products, services, or technologies. However, the Company has not entered into any agreements for any specific acquisitions at this time.

Capped Call Transactions

On September 18, 2018, in connection with the pricing of the Notes, and on September 20, 2018, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions with Barclays Bank PLC, Credit Suisse Capital LLC, Jefferies International Limited and UBS AG, London Branch, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The capped call transactions are expected generally to reduce potential dilution to Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $232.62 per share (which represents a premium of 100% over the last reported sale price of Common Stock on the Nasdaq Global Select Market on September 18, 2018, and is subject to certain adjustments under the terms of the capped call transactions).

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                                           Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated September 18, 2018 by and among the Company and the initial purchasers. The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the offering of the Notes, the effects of the capped call transactions, and the Company’s expectations regarding the expected net proceeds from the offering and use of those net proceeds. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Further information on these and other factors that could affect the forward-looking statements in this Current Report on Form 8-K is included in the filings the Company makes with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2018. Copies of these documents may be obtained by visiting the Company’s Investor Relations website at http://investors.splunk.com/investor-relations or the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of September 21, 2018, by and between Splunk Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing Splunk Inc.’s 0.50% Convertible Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Indenture, dated as of September 21, 2018, by and between Splunk Inc. and U.S. Bank National Association, as Trustee.

4.4	Form of Global Note, representing Splunk Inc.’s 1.125% Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.3).

10.1	Form of Confirmation for Capped Call Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

Date: September 21, 2018	By:	/s/ David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer